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                                                                     EXHIBIT 1.1



                             WJ COMMUNICATIONS, INC.


                                5,400,000 SHARES

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                              August ___, 2000


CHASE SECURITIES INC.
CIBC WORLD MARKETS CORP.
THOMAS WEISEL PARTNERS LLC
  c/o Chase Securities Inc.
  One Bush Street
  San Francisco, California  94104

Ladies and Gentlemen:

         WJ Communications, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell 5,400,000 shares of its authorized but unissued common stock, $0.01 par value (herein called the "Common Stock"). Said shares of Common Stock are herein called the "Underwritten Stock." The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 810,000 additional shares of Common Stock to cover over-allotments (herein called the "Option Stock" and, with the Underwritten Stock, herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof), for whom you are acting as the "Representatives." You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.


         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (File No. 333-38518) (as amended by pre-effective amendments), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment

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thereto, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission (herein called "Rule 430A")) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this Agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.


         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

         (a) The Company and each of its material domestic subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (herein called a "Material Adverse Effect").

         (b) All of the outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than the security interest granted in connection with the Company's credit facility to CIBC World Markets Corp. and the other lenders thereunder) except for security interests, claims, liens, limitations on voting rights or encumbrances that would not have a Material Adverse Effect; and all such securities have been

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duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Company has no "significant subsidiaries," within the meaning of Rule 405 of the Securities Act.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, (i) there has not occurred any Material Adverse Effect, whether or not occurring in the ordinary course of business; (ii) there has not been any change in the capital stock (other than the exercise of stock options or warrants and grants under the employee stock plans as described in the Prospectus) or long-term debt of the Company, whether or not arising from transactions in the ordinary course of business; (iii) except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction that could reasonably be expected to have a Material Adverse Effect; (iv) neither the Company, nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, either individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on the latest balance sheet or notes thereto included in the Prospectus in accordance with generally accepted accounting principles and are not so disclosed; (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (vi) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $250,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Prospectus; (vii) there has been no material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (viii) there has been no material revaluation by the Company or any of its subsidiaries of any of their assets; (ix) except in the ordinary course of business, there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their executive officers or directors nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (x) there has been no amendment or termination of any contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound that could reasonably be expected to have a Material Adverse Effect; and (xi) there has been no waiver or release of any right or claim of the Company or any subsidiary, including any write-off or other compromise of any account receivable of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

         (d) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined), as the case may be, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and the Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (d) shall apply to statements in, or

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                                                                               4


omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

         (e) To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance or sale of the Stock or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that prevents the issuance of the Stock, prevents or suspends the sale of the Stock in any jurisdiction or could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request from any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

         (f) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Stock is duly and validly authorized and will be, when issued and sold to the Underwriters as provided herein, duly and validly issued, fully paid and non-assessable; and no preemptive, co-sale, right of first refusal or other similar right of stockholders exists with respect to any of the Stock or the issue and sale thereof. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated hereby. Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights relating to the registration of any shares of capital stock of the Company. Except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as disclosed in the Registration Statement and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company other than stock options granted to individuals in the ordinary course of business.

         (g) The information set forth under the heading "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Stock conforms to the legal requirements of the State of Delaware.

         (h) The financial statements of the Company and its subsidiaries, together with the related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial data set forth in

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the Prospectus under the headings "Prospectus Summary -- Summary Consolidated
Financial Data," "Capitalization" and "Selected Consolidated Financial Data" present fairly the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries on a consolidated basis included in the Prospectus.

         (i) Arthur Andersen LLP, who have certified certain of the financial statements of the Company and its subsidiaries filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder. Deloitte & Touche LLP, who have certified certain of the financial statements of the Company and its subsidiaries filed with the Commission as part of the Registration Statement, are also independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

         (j) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company threatened against the Company or any of its subsidiaries or any of their respective directors, officers or properties before any court or administrative agency or otherwise, which if determined adversely to the Company or a subsidiary could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and there are no agreements, employee stock plans, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The contracts so described in the Registration Statement and Prospectus are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party, is in breach of or default under any of such contracts where such breach or default, either individually or in the aggregate, would have a Material Adverse Effect.

         (k) Each of the Company and its subsidiaries has good and marketable title to all of its properties and assets that are material to its business as described in the Registration Statement or as reflected in the financial statements filed with the Commission as part of the Registration Statement, free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind (other than the security interest granted in connection with the Company's credit facility to CIBC World Markets Corp. and the other lenders thereunder) except those reflected in such financial statements or as described in the Registration Statement or such as do not materially affect the value of the property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All material leases of real property to which the Company or any of its subsidiaries is a party are valid and binding obligations of the Company or its subsidiaries, respectively, and no default by the Company or any of its subsidiaries has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which they are a party as lessee.

         (l) Each of the Company and, to the extent applicable, its subsidiaries has timely

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filed all federal, state, local and foreign income tax returns, as the case may be, which have been required to be filed and has paid all taxes required by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith except where the failure to file such returns and pay such taxes would not have, either individually or in the aggregate, a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company and its subsidiaries on a consolidated basis included in the Registration Statement have been adequately accounted for or described in such financial statements. The Company has made adequate charges, accruals and reserves in the financial statements of the Company and its subsidiaries on a consolidated basis included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Stock as provided herein and the power to effect the "Use of Proceeds" as described in the Prospectus.

         (n) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (o) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both will be, (i) in violation of its certificate of incorporation or bylaws or equivalent organizational documents,
(ii) in default under an agreement, mortgage, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or subject or (iii) in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clause (ii) and (iii), any default or violation that could not reasonably be expected to (A) result, either individually or in the aggregate, in a Material Adverse Effect, or (B) adversely affect the consummation of the transactions contemplated hereby.

         (p) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance or sale of the Stock, (iii) the consummation by the Company of the transactions contemplated hereby and (iv) the reincorporation of the Company in Delaware violate, conflict with or constitute a breach of any of the terms or provisions of, or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent which has not been obtained under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to (A) the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the

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Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound or subject, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not result, either individually or in the aggregate, in a Material Adverse Effect.

         (q) Each material approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions hereby contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the "NASD") or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

         (r) The Company and its subsidiaries are operating in compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances or court decrees applicable to its businesses and operations, except where any such non-compliance, either individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, and except for matters that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(A) neither the Company nor any of its subsidiaries has violated any federal, state, local or foreign statute, law, regulation, ordinance, court decree or code, policy or rule of common law or any judicial or administrative interpretation thereof currently in effect, including any judicial or administrative order, consent decree, judgment or regulation relating to pollution or to protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, hazardous or toxic substances, petroleum or petroleum products, wastes, pollutants or contaminants (herein called "Hazardous Materials") or to the manufacturing, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (herein called "Environmental Laws"); (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (s) No material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers' representatives or international distributors that might be expected to

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result, either individually or in the aggregate, in a Material Adverse Effect.
No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the best of the Company's knowledge, no such agreement is imminent.

         (t) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (herein called the "Code"); and each "pension plan" for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

         (u) The Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities and third parties that are necessary to the conduct of their businesses and as contemplated by the Prospectus.

         (v) Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own, possess or have the right to use all issued and pending patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable designs, software and other computer programs, computer codes, proprietary or confidential information, software, systems or procedures), trademarks, copyrights and trade names, technical data and other information (herein collectively called "Intellectual Property") that are necessary to conduct their businesses as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus neither the Company nor any of its subsidiaries has received any notice of, and the Company has no knowledge of, any infringement of or conflict with any rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus neither the Company nor any of its subsidiaries has received any notice of, and the Company has no knowledge of, any infringement of or conflict with any rights of others with respect to any Intellectual Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, none of the material Intellectual Property licensed to or by the Company or any of its subsidiaries is unenforceable or invalid; and the Company is not aware of the granting of any patent rights to third parties or the filing of any patent applications by third parties or any other rights of third parties to any material Intellectual Property owned by the Company and its subsidiaries.

         (w) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as

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amended (herein called the "Investment Company Act") and the rules and regulations of the Commission thereunder.

         (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Each of the Company and its subsidiaries is insured with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and, in each case, at a cost that would not result in a Material Adverse Effect.

         (z) The statements in the Prospectus under the heading "Certain Transactions" set forth all existing agreements, arrangements, understandings or transactions or proposed agreements, arrangements, understandings or transactions between or among the Company or any of its subsidiaries, on the one hand, and any officer, director or stockholder of the Company or any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder pursuant to the Securities Act and the rules and regulations of the Commission thereunder; and no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

         (aa) To the Company's knowledge, neither the Company nor any of its subsidiaries has at any time since its inception (i) made any unlawful contribution to any candidate for foreign office, failed to disclose fully any contribution in violation of applicable law or violated the Foreign Corrupt Practices Act of 1977, as amended, or (ii) made any payment to any federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (bb) Neither the Company nor any of its subsidiaries has distributed, nor will any of them distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, and (ii) the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

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                                                                              10


         (cc) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.

         (dd) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, is distributed by the Company in connection with the Directed Share Program (as defined in Section 12); and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those already obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered by the Company.

         (ee) The Company has not offered, or caused any of the Underwriters to offer, Stock to any person pursuant to the Directed Share Program with the intent to unlawfully influence: (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (ff) The minute books of the Company for the past five years have been made available to the Representatives and their counsel and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, that occurred during that period, and reflect all transactions referred to in such minutes accurately.

         (gg) The Stock to be issued and sold by the Company has been authorized for listing by the Nasdaq National Market System upon official notice of issuance.

         (hh) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby. The Company acknowledges that each of the Underwriters and, for purposes of the opinion letter to be delivered to the Underwriters, counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         (ii) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Stock.

         (jj) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers or directors or stockholders that own at least five percent of the aggregate number of outstanding shares of Common Stock.

         (kk) The unaudited financial data of the Company as of and for the year ended December 31, 1996, included in the Prospectus under the headings "Prospectus Summary -- Summary Consolidated Financial Data" and "Selected Consolidated Financial Data," present fairly the financial position and the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis as of December 31, 1996 and for the year then ended (reflecting only the continuing operations of the Company in the consolidated statement of operations data and excluding net assets from its discontinued operations in the selected consolidated balance sheet data). Such financial data have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the period involved, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations promulgated by the Commission, and have been prepared on a basis consistent with that of the audited financial statements of the Company and its subsidiaries on a consolidated basis, and all adjustments, which are only normally recurring adjustments, necessary for a fair presentation of the financial position and results of operation for that period have been made.

         (ll) The recapitalization merger in January 2000 was, and the reincorporation of the Company in Delaware in August 2000 has been, duly authorized by all necessary corporate action.

         3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 5,400,000 shares of the Underwritten Stock to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 810,000 shares in the aggregate of Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.   OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth on the cover page of any Preliminary Prospectus and the

Prospectus and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5. DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., California time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Simpson Thacher & Bartlett, [425 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York time], on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., California time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Simpson Thacher & Bartlett, [425 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York time] on the third business day after the exercise of such option. The date and hour of such delivery and payment are herein called the "Option Closing Date."

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in same day funds or by wire transfer in immediately available funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day prior to the Closing Date, in the case of Underwritten Stock and at least one business day prior to the Option Closing Date, in the case of Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Simpson Thacher & Bartlett, [425 Lexington Avenue, New York, New York 10017] on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., California time, on the business day prior to the Option Closing Date.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check or wire transfer shall not have been received by you on the Closing Date or on the Option Closing Date, as the case may be. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act and the rules and regulations of the Commission thereunder.

         (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained in the Prospectus in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, not misleading, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, as long as the Company continues to have reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) any applicable listing or other fees, (iii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iv) the printing of this Agreement and related documents delivered to the Underwriters, (v) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph

(d) of this Section 6, (vi) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6, (vii) the printing and issuance of stock certificates, including the transfer agent's fees and (viii) all costs and expenses of the Underwriters incident to the Directed Share Program, including the fees and disbursements of counsel to the Underwriters and any stamp duties or other taxes. It is understood, however, that, except as provided in this Section 6, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and stock transfer taxes on resale of any of the Stock by them.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and the cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The Company agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted prior to the date of the Prospectus under the stock option plans of the Company described in the Preliminary Prospectus (the "Option Plans"), (C) options to purchase Common Stock granted under the Option Plans; PROVIDED THAT, for purposes of this clause (C) any such options granted after the date hereof until the end of the 180-day period shall not be exercisable until 180 days after the commencement of the public offering of the Stock by the Underwriters, and (D) Common Stock sold or otherwise issued in connection with a sale of control of the Company (which shall mean the acquisition by a person or group (other than Fox Paine or its affiliates) of a majority of the voting power of the Company); PROVIDED in the event of this clause (D) that the Company gives notice to Chase Securities Inc. in writing of its intention to engage in such a sale or other issuance and, to the extent that the Company remains a publicly traded company after such sale or other issuance, prior to any such sale or other issuance, each person who acquires such shares shall execute an agreement satisfactory to Chase Securities, Inc. pursuant to which each such person shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable for the Common Stock, subject to the provisions hereof, and that there shall be no further transfer except in accordance with the provisions hereof.

         (l) The Company agrees to use all reasonable efforts to cause all directors, officers and holders of 98% of the shares of Common Stock and any options or similar rights to purchase Common Stock to furnish to you, prior to the Closing Date, executed lock-up agreements in the form of Annex C attached hereto.

         (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (n) The Company shall apply the net proceeds of its sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

         (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, registrar (which may be the same entity as the transfer agent) for its Common Stock.

         7.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and the QUI (as defined) and each person (including each partner or officer thereof) who controls any Underwriter and the QIU within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter, QIU and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state in such Registration Statement or post-effective amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (A) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (B) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         The Company hereby confirms that at its request Chase Securities Inc. has acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Stock. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act, the Exchange Act, or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter (including the QIU) and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter or QIU within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances except to the extent an indemnified party reasonably determines that there may be a conflict between the positions of such indemnified party and the other indemnified parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be one or more legal defenses available to it which are different from or in addition to those available to other indemnified parties in which case such indemnified party shall have the right to select separate counsel to defend such action on its behalf. All such fees and expenses shall be reimbursed as they are incurred. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall (subject to the following sentence) be selected by Chase Securities Inc., and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the fourth preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters and the QIU on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters (or other fees, with respect to the QIU), as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters, together with the QIU, were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) The Company will not, without the prior written consent of each Underwriter and the QIU, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or the QIU or any person who controls such Underwriter or the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and the QIU and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended by the SEC or NASDAQ, or if there shall have occurred (a) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (b) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(c) suspension of trading in securities generally or a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all of its obligations to be performed hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., California time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

         (c) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Simpson Thacher & Bartlett, counsel for the Underwriters.

         (d) You shall have received from Wachtell, Lipton, Rosen & Katz, counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, from Irell & Manella LLP, co-counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, in a form satisfactory to the Underwriters, and from Flehr Hohbach Test Albritton & Herbert, LLC, intellectual property counsel to the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto; and if Option Stock is purchased at any date after the Closing Date, additional opinions from each of such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Effect whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction which could reasonably be expected to have a Material Adverse Effect and which is not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or, to the Company's knowledge, threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date and the Option Closing Date, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed with such offering

         (f) You shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this
Section 9 are true and correct.

         (g) You shall have received from Arthur Andersen LLP and Deloitte & Touche LLP letters addressed to the Underwriters and dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in each case, in form and substance satisfactory to the Underwriters (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder;
(ii) containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to financial statements and certain information of the Company and its subsidiaries contained in the Registration Statement and the Prospectus; (iii) with respect to the letters delivered on the Closing Date or the Option Closing Date, as the case may be, based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be, (A) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date and the Option Closing Date, as the case may be, and (B) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information; (iv) confirming that the underlying information, determinations, estimates and assumptions contained in the section of the Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" provide a reasonable basis for the statements contained therein; and (v) addressing other matters agreed upon by Arthur Andersen LLP, Deloitte & Touche LLP and you. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (h) You shall have received from Arthur Andersen LLP a letter addressed to the Company and made available to you and your counsel for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of June 30, 2000, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

         (i) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market System upon official notice of issuance.

         (k) On or prior to the Closing Date, you shall have received from all directors, officers, and holders of 98% of all shares of Common Stock and any options or similar rights to purchase Common Stock, executed lock-up agreements in the form of Annex C attached hereto, which shall be reasonably satisfactory to Chase Securities Inc.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Simpson Thacher & Bartlett, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.


         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.


         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the

Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (a) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (b) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. DIRECTED SHARE PROGRAM. It is understood that approximately 270,000 shares of the Underwritten Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD (the "Directed Share Program") to directors, officers, employees, business associates and related persons of the Company ("Directed Share Participants") who have heretofore delivered to you offers to purchase shares of Underwritten Stock in form satisfactory to you, and that any allocation of such Underwritten Stock among such persons will be made in accordance with timely directions received by you from the Company. Under no circumstances will any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. It is further understood that to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

         In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, (iii) arises out of the failure of any Directed Share Participant that is also an employee of the Company to pay for and accept delivery by the end of the first day after the date of this Agreement any Directed Shares that were allocated to such employee Directed Share Participant or (iv) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of such Underwriter.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         14. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, CA 94304, Attention: Richard Capelouto, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 3333 Hillview Avenue, Palo Alto, California 94304, Attention: Corporate Secretary, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, 33d Floor, New York, New York 10019,
Attention: Mitchell S. Presser, Esq. All notices given by telegraph shall be promptly confirmed by letter.


         15. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k), (l) and
(m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                  Very truly yours,

                                                  WJ COMMUNICATIONS, INC.



                                                  By ___________________________
                                                     Name:
                                                     Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
CIBC WORLD MARKETS CORP.
THOMAS WEISEL PARTNERS LLC
By Chase Securities Inc.


By __________________________
        Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I


                                  UNDERWRITERS


                                                             NUMBER OF SHARES
UNDERWRITERS                                                 TO BE PURCHASED
------------                                                 ----------------
Chase Securities Inc. .......................................
CIBC World Markets Corp......................................
Thomas Weisel Partners LLC...................................




            Total............................................
                                                             ----------------

                                     ANNEX A


                     MATTERS TO BE COVERED IN THE OPINION OF
                         WACHTELL, LIPTON, ROSEN & KATZ,
                             COUNSEL FOR THE COMPANY


         (i) We have been advised by the staff of the Commission that the Registration Statement was declared effective under the Securities Act as of ____ [a.m./p.m.] on August __, 2000 and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending by the Commission;

         (ii) the Registration Statement and the Prospectus (except as to the financial statements, related notes and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

         (iii) the Company is not, and upon receipt and pending payment of the net proceeds from the sale of Stock to be sold by the Company in the manner described in the Prospectus, will not be an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.


         Such counsel shall also state that it has no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or at the Option Closing Date, as the case may be) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ANNEX B


                     MATTERS TO BE COVERED IN THE OPINION OF
                  FLEHR HOHBACH TEST ALBRITTON & HERBERT, LLC,
                  INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY


         Such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof and has read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to issued and pending patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials and:

                   (i) such counsel has no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to issued and pending patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials owned or used by the Company or any of its subsidiaries, or the manner of their use thereof, or any allegation on the part of any person that the Company or any of its subsidiaries is infringing any patent rights, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials of any such person which could reasonably be expected to have a Material Adverse Effect or (B) omits to state any material fact relating to issued and pending patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials owned or used by the Company or any of its subsidiaries, or the manner of its use thereof, or any allegation of which such counsel has knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

                   (ii) The statements in the Registration Statement and the Prospectus under the headings "Risk Factors -- Our business is subject to the risks of product returns, product liability and product defects." "-- Infringement of our proprietary rights could affect our competitive position, harm our reputation or cost us money." and "-- Claims that we are infringing third-party intellectual property rights may result in costly litigation." and "Business -- Intellectual Property," to such counsel's knowledge and belief, are accurate and complete statements or summaries of the matters therein set forth and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                   (iii) to such counsel's knowledge there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials of the Company or any of its subsidiaries, and to such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

                   (iv) such counsel does not know of any contracts or other documents, relating to governmental regulation affecting the Company or any of its subsidiaries or the Company's or any of its subsidiaries' issued and pending patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

                   (v) to such counsel's knowledge, neither the Company nor any of its subsidiaries is infringing or otherwise violating any patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials, of others, and, to such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials which in the judgment of such counsel could affect materially the use thereof by the Company; and

                   (vi) to such counsel's knowledge, except where the failure to do so would not reasonably be expected to result in Material Adverse Effect, the Company and its subsidiaries own or possess sufficient licenses or other rights to use all issued and pending patents, trade secrets, trademarks, copyrights or other proprietary processes, technology, information and materials necessary to conduct the business now being or proposed to be conducted by the Company and its subsidiaries as described in the Prospectus.

                                     ANNEX C


                            FORM OF LOCK-UP AGREEMENT




Chase Securities Inc.
CIBC World Markets Corp.
Thomas Weisel Partners LLC
As Representatives of the
 Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, California 94104

Ladies and Gentlemen:

The undersigned is a shareholder of WJ Communications, Inc. (the "Company") and wishes to facilitate the public offering (the "Offering") of Common Stock of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission on or about June 2, 2000.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc. acting alone or of each of the Representatives of the Underwriters acting jointly, for a period of 180 days from the effective date of the Registration Statement.

Notwithstanding the foregoing, (a) the undersigned may transfer its shares of Common Stock in connection with a sale of control of the Company and (b) if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in the case of (a) the undersigned or the Company gives notice to Chase Securities Inc. in writing of its intention to engage in such a sale of control of the Company, and that in the case of (a) to the extent that the Company remains a publicly traded company after such sale of control, and (b), prior to any such transfer each transferee shall execute an agreement, satisfactory to Chase Securities Inc., pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933, as amended, such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                            Very truly yours,



Dated: ________________________             ____________________________________
                                            Signature




                                            ____________________________________
                                            Printed Name and Title